Exhibit 99.1

Sino Agro Food, Inc. Retains Erik Penser Bankaktiebolag as the Company's Financial Adviser

GUANGZHOU, China, December 3rd, 2012 — Sino Agro Food, Inc. (OTCBB: SIAF.OB), an emerging integrated, diversified agriculture technology and organic food company (the “Company”) with its principal operations located throughout the Peoples Republic of China (“PRC”), is pleased to announce it has retained Erik Penser Bankaktiebolag ("EPB") as its financial adviser in connection with its efforts for quotation on the NASDAQ OMX First North Stockholm (“First North”).

EPB is a privately held independent bank based in Stockholm, Sweden. EPB offers a broad range of financial services to high net worth individuals and institutional investors.

The Company's shares are currently listed on the OTC Bulletin Board ("OTCBB") in the United States. To seek direct exposure to the Swedish market, the Company is seeking quotation on First North. Trading on First North is subject to a number of conditions including affiliation of the Company's shares to Euroclear Sweden, sufficient shareholder distribution in Sweden and the approval of NASDAQ OMX.

The Company's common shares will continue to trade on the OTCBB.

ABOUT SINO AGRO FOOD, INC.

Sino Agro Food, Inc. (“SIAF”) (http://www.sinoagrofood.com) is an integrated, diversified agricultural technology and organic food company focused on developing, producing and distributing agricultural products in the Peoples Republic of China. The Company intends to focus on meeting the increasing demand of China’s rising middle class for gourmet and high-quality food items. Current lines of business include the manufacture and distribution of beef and lamb products, fish products, bio-organic fertilizer, stock feed and cash crops.

Not a Broker/Dealer or Financial Advisor

Sino Agro Food, Inc. is not a Registered Broker/Dealer or a Financial Advisor, nor does it hold itself out to be a Registered Broker/Dealer or Financial Advisor. All material presented in this press release, on the Company’s website or other media is not to be regarded as investment advice and is only for informative purposes. Readers should verify all claims and conduct their own due diligence before investing in Sino Agro Food, Inc.

Investing in small-cap, micro cap and penny stock securities is speculative and carries a high degree of risk.

No Offer of Securities

None of the information featured in this press release constitutes an offer or solicitation to purchase or to sell any securities of Sino Agro Food, Inc.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of SIAF and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on SIAF’s current expectations and beliefs concerning future developments and their potential effects on SIAF. There can be no assurance that future developments affecting SIAF will be those anticipated by SIAF. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. SIAF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts

Sino Agro Food, Inc.

CEO Mr. Solomon Lee

Phone: 86-20-22057860

Investor Relations (US and Europe)

Mr. Chad Sykes

Chad.Sykes@sinoagrofood.com